UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001‑36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 2.02.	Results of Operations.

On February 9, 2017, PJT Partners Inc. (the “Company”) issued a press release announcing financial results for its full year and fourth quarter ended December 31, 2016.

A copy of the press release is attached hereto as Exhibit 99.1. The information contained under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2017, the Board of Directors (the “Board”) of PJT Partners Inc. elected James Costos as a director of the Company, effective February 7, 2017. The election of Mr. Costos increases the size of the Board to six members. The Board has designated Mr. Costos a Class III director who will stand for reelection by the Company’s shareholders at the Company’s Annual Meeting to be held in 2018. Mr. Costos has not yet been appointed to serve on any committee of the Board.

Mr. Costos most recently served as the U.S. Ambassador to the Kingdom of Spain and Principality of Andorra from August 2013 to January 2017. Prior to his appointment, Mr. Costos was Vice President of Global Licensing and Retail for Home Box Office (“HBO”) from 2007 to 2013. In this role, he was responsible for leading HBO’s newly created global licensing, retail and marketing division, which he established to further expand HBO’s domestic and international interest. He has also served as President and CEO of Eight Cylinders, Head of Promotions and Consumer Products at Revolution Studios and held senior roles for more than a decade at Hermès of Paris and Tod’s S.p.A.

Mr. Costos previously served on the board of directors of the Humane Society of the United States, the country’s largest animal protection organization. He is also a passionate supporter of several cultural and humanitarian organizations, including the Santa Monica Museum of Art and the Human Rights Campaign. Mr. Costos earned his B.A. in Political Science from the University of Massachusetts in 1985.

In connection with his service as a director, Mr. Costos will be entitled to receive the Company’s previously disclosed standard compensation for non-employee directors, as described in the “Compensation of Directors” section of the Company’s Proxy Statement for the 2016 annual meeting of stockholders of the Company, which was filed with the Securities and Exchange Commission on April 5, 2016 (File No. 001-36869).

The Board of Directors has affirmatively determined that Mr. Costos qualifies as an independent director under the guidelines for director independence set forth in the Company’s Corporate Governance Guidelines and under applicable New York Stock Exchange rules. There are no arrangements or understandings between Mr. Costos and any person pursuant to which Mr. Costos was selected as a director, and there are no actual or proposed transactions between Mr. Costos or any of his immediate family members and the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press release of PJT Partners Inc. dated February 9, 2017 announcing the Company’s full year and fourth quarter 2016 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ Helen T. Meates
Name: Helen T. Meates
Title: Chief Financial Officer

Date: February 9, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of PJT Partners Inc. dated February 9, 2017 announcing the Company’s full year and fourth quarter 2016 results.